Exhibit 10.5

Amended and Restated Exclusive Purchase Right Contract

THIS AMENDED AND RESTATED EXCLUSIVE PURCHASE RIGHT CONTRACT (the “Contract”) is entered into in Beijing on July 28, 2010 by and among:

(1) Xuecheng Century (Beijing) Information Technology Co., Ltd., a wholly foreign-owned company incorporated in the PRC, with its registered address at Room 172, Building No.1, 3 Xijing Road, Badachu High Technology Park, Shijingshan District, Beijing (“Party A”);

(2) Jin Xin and eight other natural persons (their name list and ownership interests are set out in Schedule 1 hereto) (“Party B”); and

(3)  Beijing Xueda Information Technology Co., Ltd., a limited liability company incorporated in the PRC, with its registered address at Rooms 9506-9508, Building No.3, Block 1, 19 Xinjiekouwai Street, Haidian District, Beijing (“Party C”).

For the purposes hereof, Party A, Party B and Party C shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS,

(1) Party B owns as a whole 100% equity interest in Party C;

(2) As of August 28, 2009, Party A and Party C entered into the Exclusive Technology Consulting and Management Service Agreement (“Consulting Agreement”); and as of July 28, 2010, Party A and Party C entered into the Amended and Restated Exclusive Technology Consulting and Management Service Agreement;

(3) As of August 28, 2009, Party A and Party B entered into the Pledge Agreement (“Pledge Agreement”);

(4) As of August 28, 2009, Party A, Party B and Party C entered into the Exclusive Purchase Right Contract; and

(5) Party A, Party B and Party C have mutually agreed to amend and restate the aforesaid Exclusive Purchase Right Contract to the effect that their respective rights and obligations shall be governed by the Exclusive Purchase Right Contract so amended and restated.

NOW, THEREFORE, the Parties agree as follows:

1.  Purchase and Sale of Equity

1.1 Grant of Right

Party B hereby irrevocably grants to Party A an irrevocable exclusive right to acquire, at any time, directly or through one or more designated persons (“Designees”), to the extent permissible by Chinese law, from Party B all or part of its ownership of equity interest in Party C (“Equity Purchase Right”) at the price set out in Article 1.3 hereof pursuant to such procedures as determined by Party A in its discretion.   No person other than Party A and Designees thereof shall have the Equity Purchase Right. Party C hereby agrees for Party B to grant Party A the Equity Purchase Right.  For the purpose of this provision as well as this Agreement,  the term “person” means an individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2 Procedures of Exercise of Right

Party A’s exercise of its Equity Purchase Right shall be subject to the requirements of Chinese laws and regulations. When exercising its Equity Purchase Right, Party A shall give Party B a written notice (“Equity Purchase Notice”), setting out (a) the decision by Party A of exercising its purchase right; (b) the percentage of equity interest it intends to acquire from Party B (“Acquired Equity”); and (c) purchase date/ equity transfer date.

1.3 Equity Purchase Price

Except where an appraisal is required by law, the purchase price for the Acquired Equity (“Equity Purchase Price”) shall the minimum price permissible by Chinese laws and regulations at the time of such equity transfer, subject, however, to any separate agreement thereon that may be reached by Party A and Party B.

1.4  Transfer of Acquired Equity

On each exercise by Party A of its Equity Purchase Right:

(1)  Party B shall cause Party C to timely hold its shareholder’s meeting at which a resolution approving the transfer by Party B of the relevant equity to Party A and/or its Designees shall be adopted;

(2)  Party B shall enter into with Party A (or, as the case may be, with the Designees) an equity transfer contract in accordance with this Contract and the Equity Purchase Notice;

(3)  Relevant parties shall execute all other necessary contracts, agreements and documents, obtain all necessary governmental approvals and consents, and shall take all necessary actions to the effect that Party A and/or its Designees shall be assigned free any Encumbrance, the valid title to the Acquired Equity and shall become the registered owners of the Acquired Equity. For the purpose of this provision as well as this Contract, the term “Encumbrance” includes any security, mortgage, third party rights or interests, or any equity purchase right, acquisition right, preemptive right, right of set-off, retention of title or other security arrangement, but excludes, for the avoidance of doubt, any security interest arising under this Contract,  or, under the Pledge Agreement, pursuant to which Party B pledges all of its equity interest in Party C with Party A for the purpose of guaranteeing the performance by Party C of its obligations under the Exclusive Technology Consulting and Management Service Agreement.

2.  Undertakings as to the Equity

2.1 Undertakings of Party C

Party C hereby undertakes that:

(1)  without prior written consent of Party A, it will not in any form whatsoever supplement, modify or amend the articles of association of Party C, or increase or decrease the registered capital of Party C, or otherwise modify the capitalization structure of Party C;

(2) it will in accordance with good financial and commercial standards and practices maintain its existence and prudentially and effectively conduct its business and deals with its affairs;

(3) without prior written consent of Party A, it will not incur, inherit, guarantee or permit to exist any debt, except for (i) debts arising in the normal or ordinary course of business rather than out of borrowings; and (ii) debts disclosed to Party A and consented to by Party A in writing;

(4) it will at all times conduct all of its operations during the ordinary course of business so as to maintain the value of the assets of Party C and will refrain from any action or inaction sufficient to affect the operating condition and asset value of Party C;

(5) without prior written consent of Party A, it will not enter into any material contract, except for contracts entered into during the normal course of business (for the purpose of this sub-clause, any contract with a value of over RMB 100,000 will be deemed a material contract);

(6) without prior written consent of Party A, it will not provide any loan or credit to any person;

(7) it will at the request of Party A provide all information related to the operations and financial condition of Party C;

(8) it will take out and maintain with an insurer acceptable to Party A such insurance in such amounts and of such type as commonly effected by companies operating similar business in the same area and possessing similar properties or assets;

(9)  without prior written consent of Party A, it will not merge or consolidate with any person or acquire or invest in any person;

(10)  it will immediately notify Party A of any actual or potential suit, arbitration or administrative proceeding in connection with the assets, operations or revenues of Party C;

(11)  it will execute all such documents, take all such actions, lodge all such charges  and raise all such defenses against claims, as are necessary or appropriate for the maintenance of Party C’s title to all of its assets;

(12)  without prior written consent of Party A, it will not distribute in any form whatsoever any dividend to its shareholders, but will, at the request of Party A, immediately distribute all of its distributable profits to its shareholders; and

(13)  it will appoint at the request of Party A any person nominated by Party A to its board.

2.2  Party B’s Undertakings

Party B undertakes that:

(1) without prior written consent of Party A, it will not at any time after the execution date hereof sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any equity or allow the creation of any encumbrance thereon, with the exception of the pledge created on the equity interest of Party B under the relevant pledge agreement of Party B;

(2)  it will cause the shareholders’ meeting of Party C, not to approve, in the absence of prior written agreement of Party A, any sale, transfer, mortgage or other disposal of any legal or beneficial interest in any equity or any creation of any encumbrance thereon, with the exception of the pledge created on the equity interest of Party B under the relevant pledge agreement of Party B;

(3)  it will cause the shareholders’ meeting of Party C, not to approve, in the absence of prior written agreement of Party A, any merger or consolidation of Party C with any person, or any acquisition of or investment in any person by Party C;

(4)  it will timely notify Party A of any actual or potential suit, arbitration or administrative proceeding in connection with the equity interest held by it;

(5)  it will cause the shareholders’ meeting of Party C to approve the transfer of the Acquired Equity hereunder;

(6) it will execute all such documents, actively take all such actions and/or lodge all such charges, or raise all such defenses against claims, as are necessary or appropriate for the maintenance of its title to all of its equity interests;

(7) it will appoint at the request of Party A any person nominated by Party A to the board of Party C;

(8) it will at the request of Party A immediately and unconditionally transfer at any time its equity interest to Party A or its Designees and will waive any of its preemptive rights respecting any such equity transfer by other shareholders;

(9)  it will strictly comply with the provisions of this Contract and other contracts entered into by and between Party A, Party B and Party C either on a three-party basis or on a two-party basis, will effectively fulfill all of its obligations under this Contract and such other contracts and will refrain from any action or inaction sufficient to affect the validity or enforceability of this Contract and such other contracts; and

(10 Party B irrevocably undertakes that it will be jointly and severally liable for the obligations under this Contract.

3. Representations and Warranties of Party B and Party C

Party B and Party C hereby jointly and severally represent and warrant to Party A that, as of the date hereof and as of each date of transfer:

3.1 it has the authority and capacity to execute and deliver this Contract and any equity transfer contract entered into in respect of each transfer of the Acquired Equity (each a “Transfer Contract”) to which it is a party and to fulfill all of its obligations hereunder and thereunder. This Contract and each Transfer Contract to which it is a party shall, once executed, become its lawful, valid and binding obligations and are enforceable against it in accordance with their terms.

3.2 neither the execution and delivery of this Contract and any Transfer Contract nor the performance of its obligations hereunder or thereunder will result in: (i) a violation of any relevant Chinese laws; (ii) any conflict with its articles of association or other organizational document; (iii) a breach of or a default under any contract or agreement to which it is a party or which is binding upon it; (iv) a breach of any license granted to or any authorization approved in favor of it and/or any continuing condition thereon; (v) a suspension or revocation of any license or approval granted to it, or the imposition of any additional condition;

3.3 Party B has good and marketable title to all of its assets, which are clear and free from any Encumbrance;

3.4 Party C has no outstanding debts, except for (i) debts arising in its ordinary course of business; and (ii) debts disclosed to Party A and consented to by Party A in writing;

3.5 Party C is compliance with all applicable laws and regulations; and

3.6 there is no ongoing or pending or threatened suit, arbitration or administrative proceeding in connection with Party C or the equity or asset of Party C.

4. Effective Date and Term

This Contract shall become effective as from the date on which it has been executed by each of the Parties hereto and shall terminate upon lawful transfer of all of Party B’s equity interest in Party C to Party A and/or its Designees pursuant to the terms set out herein.

5. Governing Law and Dispute Resolution

5.1 Governing Law

The entry into, validity, interpretation and performance of this Agreement as well as the resolution of disputes hereunder shall be governed by the laws of the PRC.

5.2 Dispute Resolution Method

Any dispute between the Parties in connection with the interpretation or performance of this Contract shall be resolved in good faith by the Parties through consultations. If the Parties fail to resolve any dispute within thirty (30) days of receipt of a written notice served by one Party on the other Party(ies) requesting such consultations, any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the then effective arbitration rules of such commission. The place of arbitration shall be Beijing. The language of arbitration shall be Chinese. The arbitration award shall be final and shall be binding upon the Parties.

6. Taxes and Expenses

Each Party shall bear any and all of the transfer and registration taxes, expenses and costs incurred by or payable by it under Chinese laws as a result of the preparation and execution of this Contract and any Transfer Contract and the consummation of the transactions contemplated hereunder and thereunder.

7. Confidentiality

Each Party acknowledges and recognizes that any oral or written information exchanged between them in connection with this Contract is confidential information. Each Party shall maintain in confidence all such information and shall not, without the written consent of the other Party(ies), disclose any such information to any third person, except where such information: (a) is already known or will be known by the public (but not as a result of unauthorized disclosure by the receiving Party to the public); (b)  is required to be disclosed by applicable laws or regulations; (c) is disclosed by any Party hereto to its legal or financial advisor to the extent required by the transaction contemplated hereunder, provided that such legal or financial advisor is bound by similar confidentiality obligations to this provision. Any disclosure of confidential information by any staff of any Party or by any entity engaged by such Party shall be deemed a disclosure by such Party itself and such Party shall assume breach of contract liabilities in accordance with this Contract. This provision shall survive any termination of this Contract for any cause.

8. Further Undertaking

Each of the Parties agrees to promptly execute such documents and take such further actions as may be reasonably necessary for or profitable to the furtherance of the provisions and purpose of this Contract.

9. Miscellaneous

9.1 Amendment, Modification or Supplement

Any amendment or modification of or supplement to this Contract shall be effected by a written agreement executed by each of the Parties.

9.2 Compliance with Laws and Regulations

The Parties shall be in compliance with and shall procure its operations to be in full compliance with all officially promulgated and publicly available laws and regulations of the PRC.

9.3 Entire Agreement

This Contract (with the exception of any written amendment, supplement or modification hereto subsequent to the execution hereof) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all oral or written agreement, representation or contract of the Parties on the subject matter contained herein.

9.4 Headings

The headings hereunder are inserted for convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions hereof.

9.5 Language

This Contract is made in Chinese in 10 copies.

9.6 Severability

If one or more provisions of this Contract is found to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired. The Parties shall endeavor in good faith negotiations to replace such invalid, illegal or unenforceable provision(s) with valid provision(s) the economic effect of which shall come as close as possible to that of such invalid, illegal or unenforceable provision(s).

9.7 Successor

This Contract shall be binding upon the respective successors and permitted assignees of each of the Parties.

9.8 Survival

(a) Any liability accrued or becoming due prior to expiry or early termination of this Contract shall survive the expiry or early termination of this Contract.

(b)  The provisions of Articles 5 and 7 shall survive the termination of this Contract.

9.9 Waiver

No waiver by any Party of the terms and conditions hereof shall be effective unless it is in writing and signed by the relevant Party. A waiver of any breach of the other Party(ies) under a certain circumstance shall not be deemed a waiver of any similar breaches of the other Party(ies)  under other circumstances.

IN WITNESS WHEREOF, the Parties have duly executed this Contract as of the date first above written.

(Signature Page Follows; No Operative Text Below)

Party A

Xuecheng Century (Beijing) Information Technology Co., Ltd (seal)

By:	/s/ HSU WILLIAM SHANG WI

Name:	HSU WILLIAM SHANG WI

Party B

Jin Xin		Li Rubin

By:	/s/ Jin Xin	By:	/s/ Li Rubin

Yao Jinbo		Zhu Changyong

By:	/s/ Yao Jinbo	By:	/s/ Zhu Changyong

Deng Qiang		Piao Junhong

By:	/s/ Deng Qiang	By:	/s/ Piao Junhong

Wang Yafei		Chai Chaoming

By:	/s/ Wang Yafei	By:	/s/ Chai Chaoming

Song Junbo

By:	/s/ Song Junbo

Party C

Beijing Xueda Information Technology Co., Ltd (seal)

By:	/s/ Li Rubin

Name: Li Rubin

Schedule 1

Number	Name	Percentage of Equity Interest	ID No.
1	Jin Xin	27.03968%	110105197702260013
2	Li Rubin	23.48493%	372831197709070053
3	Yao Jingbo	15.66018%	432321197610190959
4	Zhu Changyong	2.85022%	342101197008140010
5	Deng Qiang	2.13499%	110102196711032318
6	Piao Junhong	20.03308%	220204197704073320
7	Wang Yafei	3.51877%	610103195504123620
8	Chai Chaoming	2.26258%	310110196911148013
9	Song Junbo	3.01557%	140502197512043016